UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:  (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2017, NioCorp Developments Ltd. (the “Company”) closed the second and final tranche (the “Second Tranche”) of a private placement of units of the Company (the “Private Placement”). In connection therewith, the Company issued 3,503,989 Units at a price of C$0.70 per Unit, for aggregate gross proceeds of C$2,452,792. Each Unit consists of one common share of the Company and one transferable common share purchase warrant (a “Warrant”), with each Warrant entitling the holder thereof to acquire one additional common share at a price of C$0.85 until three years from their date of issuance.

In connection with the close of the Second Tranche of the Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contained the terms of the Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors. Additionally, in accordance with the terms of the Subscription Agreements we granted the investors certain registration rights regarding the common shares of the Company underlying the Units and the common shares issuable upon exercise of the Warrants underlying the Units. Under the registration rights, the Company has agreed to use its commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) registering the resale by the investors in the Private Placement of the common shares underlying the Units and the common shares issuable upon exercise of the Warrants and to bring such registration statement effective as soon as possible thereafter. The Company further agreed to use its commercially reasonable efforts to maintain the registration statement or post-effective amendment thereto effective until the earlier of the date (i) all of the registrable securities have been sold pursuant to such registration statement or Rule 144 of the U.S. Securities Act, if available, or (ii) three years from the effective date. The Company’s agreement does not provide for any penalties or other payments or the issuance of additional securities should the Company not file or bring a registration statement effective or fail to maintain the effectiveness of the registration statement.

The Units were issued on a private offering basis in the Private Placement to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act, in accordance with the exclusion from the registration requirements of the U.S. Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants of the investors made to the Company in connection with their purchase of the Units.

The Warrants were issued pursuant to the Warrant Indenture by and between the Company and Computershare Trust Company of Canada, date February 14, 2017 (the “Warrant Indenture”), as described in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 21, 2017 (the “Previous 8-K”). The material terms of the Warrant Indenture set forth in Item 1.01 of the Previous 8-K are incorporated herein by reference.

The above summary of the material terms of the registration rights is qualified in its entirety by the actual terms and conditions of the registration rights contained in the form of Subscription Agreement which is filed as Exhibit 4.1 to the Previous 8-K and is hereby incorporated by reference into this Item 3.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As of February 28, 2017, there were 195,428,961 common shares of the Company outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 8.01. Other Events.

On March 1, 2017, the Company issued a press release announcing the close of the Private Placement. A copy of the March 1, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description
4.1	Form of Subscription Agreement, previously filed as exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Commission on February 21, 2017 and incorporated herein by reference.

99.1	Press Release dated March 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 6, 2017	By:	/s/ Neal S. Shah
Neal Shah
Chief Financial Officer